March 10, 2017

PRESS RELEASE

Century Casinos, Inc. Announces Fourth Quarter 2016 Results

Colorado Springs, Colorado – March 10, 2017 – Century Casinos, Inc. (NASDAQ Capital Market®: CNTY) today announced its financial results for the three months and year ended December 31, 2016.

2016 Highlights*

•	Net operating revenue was $139.2 million, an increase of 4% from the year ended December 31, 2015.**
•	Earnings from operations were $16.2 million, an increase of 2% from the year ended December 31, 2015.**
•	Net earnings attributable to Century Casinos, Inc. shareholders were $9.2 million, a decrease of 20% from the year ended December 31, 2015.**
•	Adjusted EBITDA*** was $25.8 million, an increase of 13% from the year ended December 31, 2015.**
•	Earnings per share were $0.38.
•	Book value per share**** at December 31, 2016 was $5.41.

Fourth Quarter 2016 Highlights*

•	Net operating revenue was $36.3 million, an increase of 14% from the three months ended December 31, 2015.
•	Earnings from operations were $3.7 million, an increase of 109% from the three months ended December 31, 2015.
•	Net earnings attributable to Century Casinos, Inc. Shareholders were $2.8 million, an increase of 695% from the three months ended December 31, 2015.
•	Adjusted EBITDA** was $6.3 million, an increase of 40% from the three months ended December 31, 2015.
•	Earnings per share were $0.12.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** See discussion of a correction of 2015 operating results in Supplemental Information below.

*** Adjusted EBITDA and Adjusted EBITDA Margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

**** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

The decrease in net earnings attributable to Century Casinos, Inc. shareholders for the year ended December 31, 2016 primarily related to $4.0 million paid to the Company in the second quarter of 2015 by Norwegian Cruise Line Holdings (“Norwegian”) for the termination of the Company’s concession agreements with subsidiaries of Norwegian. The $4.0 million was recorded on the Company’s consolidated statement of earnings in the second quarter of 2015 under operating revenue net of $0.6 million related to assets that were sold to Norwegian as part of the termination agreement.

In October 2016, the Company’s subsidiary, Century Casino St. Albert Inc., acquired 100% of the issued and outstanding shares and related land of entities operating the Apex Casino in suburban Edmonton, Alberta, Canada. Century Casino St. Albert (“CSA”), formerly Apex Casino, is a 34,500 square foot casino facility located on approximately six acres of land that includes 381 slot machines, 12 video lottery terminals, 11 live table games, a restaurant, a bar, a lounge and a banquet facility that can accommodate up to 175 guests. CSA contributed a total of $2.0 million in net operating revenue and $0.3 million in net earnings during the quarter ended December 31, 2016.

In June 2016, the Company began operating the ship-based casinos onboard the Mein Schiff 5, a new 2,500 passenger cruise ship, and the TUI Discovery, a 2,067 passenger cruise ship. Under an agreement with Diamond Cruise International Co., Ltd., the Company began operating the ship-based casino onboard Glory Sea, a 1,200 passenger cruise ship, in July 2016. Glory Sea operates in the Chinese cruise market with four-day trips between China, South Korea and Japan. The Glory Sea casino has 50 slot machines and 17 table games. Under an amended concession agreement with TUI Cruises,  the Company also plans to operate the ship-based casino onboard Mein Schiff 6, a new 2,500 passenger cruise ship that is expected to begin operations in the third quarter of 2017.

In September 2016, the Company was selected as the successful applicant by Horse Racing Alberta to own, build and operate a horse racing facility in the Edmonton market area, which the Company will operate as Century Mile. Century Mile will be a one-mile horse racetrack and multi-level racing and entertainment center, which will include a gaming floor with slot machines as well as food and beverage outlets. The proposed location is on Edmonton International Airport land and close to the city of Leduc, just south of Edmonton and positioned off Queen Elizabeth II Highway. The Company estimates that the project will cost approximately CAD 50.0 million and construction will take approximately 15 months to complete. Commencement of construction of this project is subject to, among other things, the Company’s obtaining financing and receipt of further regulatory and governmental approvals, including but not limited to approval by the Alberta Gaming and Liquor Commission.

The Company is also working to obtain financing to convert and expand the historic Palace Hotel in Cripple Creek, Colorado. The restoration will include adding 32 hotel rooms, an atrium, a coffee shop and fitness room to the property. The Company estimates the project will cost approximately $6.5 million and be completed in early 2018. Commencement of construction of this project is subject to the Company’s obtaining financing.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

*** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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The consolidated results for the three months and year ended December 31, 2016 and 2015 are as follows:

	For the three months			For the year
Amounts in thousands, except per share data	ended December 31,			ended December 31,
Consolidated Results:	2016	2015	% Change	2016	2015	% Change
Net operating revenue	$36,279	$31,930	14%	$139,234	$133,734	4%
Earnings from Operations	3,706	1,775	109%	16,165	15,796	2%
Net Earnings Attributable to Century Casinos, Inc. Shareholders	$2,798	$352	695%	$9,215	$11,520	(20%)

Adjusted EBITDA**	$6,323	$4,506	40%	$25,762	$22,798	13%

Earnings Per Share:
Basic	$0.12	$0.01	1100%	$0.38	$0.47	(19%)
Diluted	$0.11	$0.01	1000%	$0.37	$0.47	(21%)

“2016 was a tremendous year for Century Casinos with net operating revenue and Adjusted EBITDA reaching all-time record levels. The year ended with a strong fourth quarter, with all major operating regions posting solid increases in net operating revenue and Adjusted EBITDA compared to the fourth quarter of 2015:  in local currencies, Canada increased 8% and 43%, the United States increased 11% and 38% and Poland increased 23% and 52%, respectively,” Erwin Haitzmann and Peter Hoetzinger, Co Chief Executive Officers of Century Casinos, said. “The refurbishment of the VIP rooms at Century Casino & Hotel Edmonton, the acquisition of Century Casino St. Albert and the addition of three ship-based casinos have already generated positive results and will help us grow further,” they continued.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

*** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

3/21

Consolidated Results*

The table below shows the Company’s operating segments that are included in each of the Company’s reportable segments as of December 31, 2016:

Reportable Segment	Operating Segment
Canada	Century Casino & Hotel - Edmonton
Canada	Century Casino St. Albert
Canada	Century Casino Calgary
Canada	Century Downs Racetrack and Casino
Canada	Century Bets!
United States	Century Casino & Hotel – Central City
United States	Century Casino & Hotel – Cripple Creek
Poland	Casinos Poland
Corporate and Other	Cruise Ships & Other
Corporate and Other	Corporate Other

The Company’s net operating revenue increased by $4.3 million, or 14%, and by $5.5 million, or 4%, for the three months and year ended December 31, 2016,  compared to the three months and year ended December 31, 2015.  Following is a summary of the changes in net operating revenue by segment for the three months and year ended December 31, 2016,  compared to the three months and year ended December 31, 2015:

	Net Operating Revenue
	For the three months		For the year
	ended December 31,		ended December 31,
	2016/2015		2016/2015
Amounts in millions	Change	% Change	Change	% Change
Canada	$0.8	7%	$5.0	11%
United States	0.7	11%	1.7	6%
Poland	2.4	18%	2.7	5%
Corporate and Other	0.5	58%	(3.9)	(50%)
Total	$4.3	14%	$5.5	4%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

*** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

4/21

The Company’s earnings from operations increased by $1.9 million, or 109%, and by $0.4 million, or 2%, for the three months and year ended December 31, 2016,  compared to the three months and year ended December 31, 2015.   Following is a summary of the changes in earnings from operations by segment for the three months and year ended December 31, 2016,  compared to the three months and year ended December 31, 2015:

	Earnings from Operations
	For the three months		For the year
	ended December 31,		ended December 31,
	2016/2015		2016/2015
Amounts in millions	Change	% Change	Change	% Change
Canada	$1.3	61%	$1.3	11%
United States	0.4	107%	0.9	23%
Poland	0.6	66%	1.2	30%
Corporate and Other	(0.4)	(25%)	(3.1)	(75%)
Total	$1.9	109%	$0.4	2%

Net earnings (loss) attributable to Century Casinos, Inc. shareholders increased by $2.4 million, or 695%, and decreased by ($2.3) million, or (20%), for the three months and year ended December 31, 2016,  compared to the three months and year ended December 31, 2015.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by segment for the three months and year ended December 31, 2016,  compared to the three months and year ended December 31, 2015:

	Net Earnings (Loss) Attributable to
	Century Casinos, Inc. Shareholders
	For the three months		For the year
	ended December 31,		ended December 31,
	2016/2015		2016/2015
Amounts in millions	Change	% Change	Change	% Change
Canada	$1.9	172%	$1.0	14%
United States	0.3	97%	0.5	21%
Poland	(0.1)	(12%)	0.0	1%
Corporate and Other	0.4	22%	(3.9)	(323%)
Total	$2.4	695%	$(2.3)	(20%)

Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

*** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Segment Results (in thousands)*

The following are segment results for net operating revenue,  earnings from operations, net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA**.

	Net Operating Revenue			Net Operating Revenue
	For the three months			For the year
	ended December 31,			ended December 31,
	2016	2015	% Change	2016	2015	% Change
Canada	$12,071	$11,253	7%	$50,237	$45,203	11%
United States	7,163	6,478	11%	30,135	28,438	6%
Poland	15,699	13,348	18%	54,890	52,208	5%
Corporate and Other	1,346	851	58%	3,972	7,885	(50%)
Consolidated	$36,279	$31,930	14%	$139,234	$133,734	4%

	Earnings from Operations			Earnings from Operations
	For the three months			For the year
	ended December 31,			ended December 31,
	2016	2015	% Change	2016	2015	% Change
Canada	$3,447	$2,147	61%	$13,186	$11,859	11%
United States	866	419	107%	4,707	3,843	23%
Poland	1,580	953	66%	5,408	4,168	30%
Corporate and Other	(2,187)	(1,744)	(25%)	(7,136)	(4,074)	(75%)
Consolidated	$3,706	$1,775	109%	$16,165	$15,796	2%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

*** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

6/21

	Net Earnings (Loss)			Net Earnings (Loss)
	Attributable to Century			Attributable to Century
	Casinos, Inc. Shareholders			Casinos, Inc. Shareholders
	For the three months			For the year
	ended December 31,			ended December 31,
	2016	2015	% Change	2016	2015	% Change
Canada	$2,980	$1,096	172%	$8,448	$7,432	14%
United States	511	260	97%	2,890	2,381	21%
Poland	889	1,012	(12%)	2,921	2,899	1%
Corporate and Other	(1,582)	(2,016)	22%	(5,044)	(1,192)	(323%)
Consolidated	$2,798	$352	695%	$9,215	$11,520	(20%)

	Adjusted EBITDA**			Adjusted EBITDA**
	For the three months			For the year
	ended December 31,			ended December 31,
	2016	2015	% Change	2016	2015	% Change
Canada	$4,250	$2,991	42%	$16,262	$14,687	11%
United States	1,478	1,073	38%	7,197	6,401	12%
Poland	2,434	1,667	46%	8,139	7,080	15%
Corporate and Other	(1,839)	(1,225)	(50%)	(5,836)	(5,370)	(9%)
Consolidated	$6,323	$4,506	40%	$25,762	$22,798	13%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

*** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Balance Sheet and Liquidity

As of December 31, 2016, the Company had $38.8 million in cash and cash equivalents and  $55.6 million in outstanding debt on its balance sheet compared to $29.4 million in cash and cash equivalents and $36.5 million in outstanding debt at December 31, 2015.  The $55.6 million in outstanding debt as of December 31, 2016 includes $40.5 million related to the Company’s Bank of Montreal credit agreement, $0.8 million related to capital leases for Century Resorts Alberta, CSA and Century Downs Racetrack and Casino (“CDR”),  $14.5 million related to a long-term land lease for CDR and $0.2 million related to Casinos Poland, Ltd., net of $0.4 million in deferred financing costs. The increase in outstanding debt related primarily to debt incurred in connection with the purchase of the Apex Casino.

Conference Call Information

Today the Company will post a copy of its annual report on Form 10-K filed with the SEC for the year ended December 31, 2016 on its website at http://corporate.cnty.com/investor-relations/sec-filings. The Company will also post a presentation on the fourth quarter results on its website at http://corporate.cnty.com/investor-relations/presentations-and-interviews.

Century Casinos will host its fourth quarter 2016 earnings conference call today at 8:00 am MST; 4:00 pm CET, respectively. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at https://centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until March 31, 2017 at http://corporate.cnty.com/investor-relations/sec-filings.

8/21

(continued)

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Statements of Earnings

	For the three months		For the year
	ended December 31,		ended December 31,
Amounts in thousands, except for per share information	2016	2015	2016	2015
Operating revenue:
Net operating revenue	$36,279	$31,930	$139,234	$133,734
Operating costs and expenses:
Total operating costs and expenses	32,573	30,155	123,069	117,938
Earnings from operations	3,706	1,775	16,165	15,796
Non-operating income (expense), net	(143)	215	(565)	(1,151)
Earnings before income taxes	3,563	1,990	15,600	14,645
Income tax provision	772	(1,252)	(1,787)	(1,654)
Net earnings	4,335	738	13,813	12,991
Net earnings attributable to non-controlling interest	(1,537)	(386)	(4,598)	(1,471)
Net earnings attributable to Century Casinos, Inc. shareholders	$2,798	$352	$9,215	$11,520

Earnings per share attributable to Century Casinos, Inc.:
Basic	$0.12	$0.01	$0.38	$0.47
Diluted	$0.11	$0.01	$0.37	$0.47

Weighted average common shares
Basic	24,446	24,425	24,435	24,395
Diluted	24,788	24,639	24,668	24,435

9/21

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
	December 31,	December 31,
	2016	2015
Assets
Current assets	$45,948	$33,881
Property and equipment, net	140,763	131,582
Other assets	31,127	20,961
Total assets	$217,838	$186,424

Liabilities and Equity
Current liabilities	$28,608	$23,129
Non-current liabilities	50,646	36,508
Century Casinos, Inc. shareholders' equity	132,196	122,050
Non-controlling interest	6,388	4,737
Total liabilities and equity	$217,838	$186,424

10/21

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

The Company erroneously recognized pari-mutuel revenue totaling $0.7 million in its statement of earnings for the year ended December 31, 2015 and a corresponding account receivable in the same amount on its balance sheet as of December 31, 2015. This error also affected the Company’s taxes payable and specific components of equity as of December 31, 2015 and its income tax provision, net earnings attributable to non-controlling interests and consolidated statement of cash flows for the year then ended.

The prior period amounts within the Company’s consolidated financial statements have been revised to reflect the correct balances in the Company’s Annual Report on Form 10-K filed today. Information in this release also reflects these changes. The information below presents the impact of these corrections on the Company’s 2015 consolidated balance sheet and consolidated statement of income (loss) as previously reported in the Company’s consolidated financial statements.

Consolidated Balance Sheet as of December 31, 2015:
Amounts in thousands	As Previously Reported	Correction	As Corrected
Receivables, net	$3,279	$(659)	$2,620
Total Current Assets	34,540	(659)	33,881
Total Assets	$187,083	$(659)	$186,424

Taxes payable	$4,371	$(171)	$4,200
Total Current Liabilities	23,300	(171)	23,129
Total Liabilities	59,808	(171)	59,637

Retained earnings	57,558	(387)	57,171
Accumulated other comprehensive loss	(12,704)	21	(12,683)
Total Century Casinos, Inc. shareholders' equity	122,416	(366)	122,050
Non-controlling interest	4,859	(122)	4,737
Total Equity	127,275	(488)	126,787
Total Liabilities and Equity	$187,083	$(659)	$186,424

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Consolidated Statement of Earnings for the year ended December 31, 2015:
Amounts in thousands, except for per share information	As Previously Reported	Correction	As Corrected
Operating Revenue:
Other	$8,898	$(697)	$8,201
Gross revenue	142,880	(697)	142,183
Net operating revenue	134,431	(697)	133,734
Earnings from operations	16,493	(697)	15,796
Earnings before income taxes	15,342	(697)	14,645
Income tax expense	(1,835)	181	(1,654)
Net earnings (loss)	13,507	(516)	12,991
Net (earnings) loss attributable to non-controlling interests	(1,600)	129	(1,471)
Net earnings attributable to Century Casinos, Inc. shareholders	$11,907	$(387)	$11,520

Earnings per share attributable to Century Casinos, Inc. shareholders:
Basic and Diluted	$0.49	$(0.02)	$0.47

12/21

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Constant Currency Results* (unaudited)

(Amounts in thousands)

	For the three months			For the year
	ended December 31,			ended December 31,
	2016	2015	% Change	2016	2015	% Change
Net operating revenue as reported (GAAP)	$36,279	$31,930	14%	$139,234	$133,734	4%
Foreign currency impact vs. 2015	673			4,328
Net operating revenue constant currency (non-GAAP)*	$36,952	$31,930	16%	$143,562	$133,734	7%

Earnings from operations (GAAP)	$3,706	$1,775	109%	$16,165	$15,796	2%
Foreign currency impact vs. 2015	35			685
Earnings from operations (non-GAAP)*	$3,741	$1,775	111%	$16,850	$15,796	7%

Net earnings (loss) attributable to Century Casinos, Inc. shareholders as reported (GAAP)	$2,798	$352	695%	$9,215	$11,520	(20%)
Foreign currency impact vs. 2015	(94)			340
Net earnings (loss) attributable to Century Casinos, Inc. shareholders constant currency (non-GAAP)*	$2,704	$352	668%	$9,555	$11,520	(17%)

Adjusted EBITDA (non-GAAP)**	$6,323	$4,506	40%	$25,762	$22,798	13%
Foreign currency impact vs. 2015	81			934
Adjusted EBITDA constant currency (non-GAAP)*	$6,404	$4,506	42%	$26,696	$22,798	17%

13/21

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Adjusted EBITDA Margins *** (unaudited)

	For the three months		For the year
	ended December 31,		ended December 31,
	2016	2015	2016	2015
Canada	35%	27%	32%	33%
United States	21%	17%	24%	23%
Poland	16%	12%	15%	14%
Corporate and Other	(137%)	(144%)	(147%)	(68%)
Consolidated Adjusted EBITDA Margin	17%	14%	19%	17%

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Segment

	For the Three Months Ended December 31, 2016
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$2,980	$511	$889	$(1,582)	$2,798
Interest expense (income), net	847	0	50	(9)	888
Income taxes (benefit)	(853)	355	330	(604)	(772)
Depreciation and amortization	802	613	566	109	2,090
Non-controlling interest	1,091	0	446	0	1,537
Non-cash stock-based compensation	0	0	0	186	186
(Gain) loss on foreign currency transactions and cost recovery income	(618)	0	(135)	8	(745)
Loss (gain) on disposition of fixed assets	1	(1)	288	0	288
Acquisition costs	0	0	0	53	53
Adjusted EBITDA	$4,250	$1,478	$2,434	$(1,839)	$6,323

14/21

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Segment

	For the Three Months Ended December 31, 2015
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$1,096	$260	$1,012	$(2,016)	$352
Interest expense (income), net	753	0	20	(4)	769
Income taxes (benefit)	432	159	393	268	1,252
Depreciation and amortization	837	654	646	82	2,219
Non-controlling interest	(120)	0	506	0	386
Non-cash stock-based compensation	0	0	0	411	411
(Gain) loss on foreign currency transactions and cost recovery income	(14)	0	(978)	8	(984)
Loss on disposition of fixed assets	7	0	68	26	101
Adjusted EBITDA	$2,991	$1,073	$1,667	$(1,225)	$4,506

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Segment

	For the Year Ended December 31, 2016
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$8,448	$2,890	$2,921	$(5,044)	$9,215
Interest expense (income), net	3,037	2	71	(22)	3,088
Income taxes (benefit)	796	1,815	1,265	(2,089)	1,787
Depreciation and amortization	3,049	2,488	2,430	382	8,349
Non-controlling interest	3,137	0	1,461	0	4,598
Non-cash stock-based compensation	0	0	0	759	759
(Gain) loss on foreign currency transactions and cost recovery income	(2,232)	0	(310)	19	(2,523)
Loss on disposition of fixed assets	27	2	301	0	330
Acquisition costs	0	0	0	159	159
Adjusted EBITDA	$16,262	$7,197	$8,139	$(5,836)	$25,762

15/21

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Segment

	For the Year Ended December 31, 2015
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$7,432	$2,381	$2,899	$(1,192)	$11,520
Interest expense (income), net	3,160	1	129	(13)	3,277
Income taxes (benefit)	1,929	1,461	1,136	(2,872)	1,654
Depreciation and amortization	2,472	2,558	2,571	398	7,999
Non-controlling interest	23	0	1,448	0	1,471
Non-cash stock-based compensation	0	0	0	1,641	1,641
(Gain) loss on foreign currency transactions and cost recovery income	(685)	0	(1,444)	3	(2,126)
Loss on disposition of fixed assets	11	0	341	30	382
Preopening expenses	345	0	0	0	345
Other one-time income	0	0	0	(3,365)	(3,365)
Adjusted EBITDA	$14,687	$6,401	$7,080	$(5,370)	$22,798

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

*  The impact of foreign exchange rates is highly variable and difficult to predict.  The Company uses a Constant Currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of the Company’s ongoing operations, management believes that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from the Company’s net operating revenue,  earnings from operations, net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA. Constant currency results are calculated by dividing the current quarter or year to date local currency segment results by the prior year’s average exchange rate for the quarter or year and comparing them to actual U.S. dollar results for the prior quarter or year. The prior year’s average exchange rate is reported in Item 1 of the Company’s Annual Report on Form 10-K. The average exchange rates for the three months ended December 31, 2016 and 2015 are presented below.

	For the three months
	ended December 31,
Average Rates	2016	2015	% Change
Canadian dollar (CAD)	1.3351	1.3356	0.0%
Euros (EUR)	0.9278	0.9137	(1.5%)
Polish zloty (PLN)	4.0649	3.8951	(4.4%)
Source: Pacific Exchange Rate Service

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

**  The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation, amortization, non-controlling interest  (earnings) losses and transactions,  pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions and other, gain on business combination and certain other one-time items. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) and Adjusted EBITDA reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under accounting principles generally accepted in the United States of America (“US GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

*** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non-GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

**** The table below presents the Company’s operating results and constant currency* results for the year ended December 31, 2016 compared to the year ended December 31, 2015 without the impact of the $3.4 million in earnings received from the termination agreement with Norwegian (the “Termination Agreement”) in the second quarter of 2015. Earnings from the Termination Agreement did not impact Adjusted EBITDA**.

	For the Year
	Ended December 31,
	2016	2015	% Change
Net operating revenue as reported (GAAP)	$139,234	$133,734	4%
Less: Net operating revenue from the Termination Agreement		(3,365)
Foreign currency impact vs. 2015	4,328
Net operating revenue constant currency (non-GAAP)*	$143,562	$130,369	10%

Earnings from operations as reported (GAAP)	$16,165	$15,796	2%
Less: Earnings from the Termination Agreement		(3,365)
Foreign currency impact vs. 2015	685
Earnings from operations constant currency (non-GAAP)*	$16,850	$12,431	36%

Net earnings (loss) attributable to Century Casinos, Inc. shareholders as reported (GAAP)	$9,215	$11,520	(20%)
Less: Earnings from the Termination Agreement		(3,264)
Foreign currency impact vs. 2015	340
Net earnings (loss) attributable to Century Casinos, Inc. shareholders constant currency (non-GAAP)*	$9,555	$8,256	16%

Adjusted EBITDA (non-GAAP)**	$25,762	$22,798	14%
Foreign currency impact vs. 2015	934
Adjusted EBITDA constant currency (non-GAAP)*	$26,696	$22,798	17%

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary and in St. Albert, Alberta, Canada. Through its Austrian subsidiary, Century Casinos Europe GmbH (“CCE”), the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of eight casinos in Poland. The Company, through CCE, also holds a 75% ownership interest in both  Century Downs Racetrack and Casino, which began operations in the north metropolitan area of Calgary, Alberta, Canada in April 2015, and  Century Bets! Inc., which began operating the pari-mutuel off-track horse betting network in southern Alberta, Canada in May 2015. The Company operates 13 ship-based casinos with four cruise ship owners. The Company manages the operations of the casino at the Hilton Aruba Caribbean Resort and Casino. The Company, through CCE, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina.  The Company continues to pursue other international projects in various stages of development.

Century Casinos’ common stock trades on The NASDAQ Capital Market® under the symbol CNTY.

For more information about Century Casinos, visit our website at www.cnty.com.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, operating efficiencies, synergies and operational performance, the prospects for new projects and projects in development, including Century Mile and the Palace Hotel restoration, the anticipated timing and costs of the Century Mile and Palace Hotel projects, debt repayment, investments in joint ventures, outcomes of legal proceedings and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2016. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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